                                                                    EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the previously filed Registration Statement on Forms S-8 (File Nos. 333-17415, 333-17387, 33-48130, 33-48132, 33-48134, 33-59202, 33-70626 and 33-86836) of PolyMedica Corporation,
of our report dated May 6, 1999 on our audits of the consolidated financial statements of PolyMedica Corporation as of March 31, 1999 and 1998, and for each of the three years in the period ended March 31, 1999, which report is included in the Company's 1999 Annual Report on Form 10-K.



                                             /s/ PricewaterhouseCoopers LLP
                                             ----------------------------------
                                             PricewaterhouseCoopers LLP



Boston, Massachusetts
June 28, 1999